UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Axon Enterprise, Inc.
(Name of Registrant as Specified In Its Charter)

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AXON ENTERPRISE, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 31, 2019

To Our Shareholders:
The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Axon Enterprise, Inc. (the “Company” or “Axon”) will be held at 10:00 a.m. (local time) on Friday, May 31, 2019, at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255 for the following purposes:

1.	Electing the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified;

2.	Advisory vote to approve the compensation of the Company's named executive officers;

3.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

4.	To approve an amendment to the Company's Certificate of Incorporation to declassify the Board of Directors;

5.
Shareholder proposal that the Board of Directors take the necessary steps to remove the super-majority vote requirement to approve amendments to the Company's Charter and Bylaws, and to replace with a simple majority vote requirement; and

6.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Only holders of the Company’s common stock at the close of business on April 10, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instruction on how to vote your shares, please refer to the section entitled “General Information about the Annual Meeting of Shareholders” and the instructions on your proxy card or the voting instruction card you receive from your broker, bank or other intermediary. Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
April 16, 2019
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

AXON ENTERPRISE, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors (the “Board” or “Board of Directors”) has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting, which will take place at 10:00 a.m. local time on Friday, May 31, 2019 at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255. This proxy statement describes matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to shareholders on or about April 16, 2019.
What is included in these materials?
These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”).
If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to shareholders by providing access to these documents over the Internet. Accordingly, on April 16, 2019 we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. Shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed or electronic set of the proxy materials by following the directions found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

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How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed or electronic copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by mail or by email. Copies of the proxy materials are also available for viewing at the investor relations page of the Company’s website at http://investor.axon.com.
What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?
Shareholders will vote on the following items at the Annual Meeting:

Proposal	Description	Board Recommendation
No. 1	The election of the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified	FOR (all nominees)
No. 2	Advisory vote to approve the compensation of the Company's named executive officers	FOR
No. 3	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019	FOR
No. 4	Amendment of the Company's Certificate of Incorporation to declassify the Board of Directors	FOR
No. 5
Shareholder proposal that the Board take the necessary steps to remove the super-majority vote requirement to approve amendments to the Company's charter and bylaws, and to replace with a simple majority vote requirement
NO RECOMMENDATION
Shareholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares in such other matters as they determine in their discretion.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (800) 978-2737.
Who may vote at the Annual Meeting?
As of April 10, 2019 (the “Record Date”), there were 59,116,783 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. Only shareholders as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.

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Beneficial Owner of Shares Held in Street Name
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.
If I am a shareholder of record of the Company’s shares, how do I vote?
There are four ways to vote:
:     Via the Internet. If you received a Notice, you may vote via the Internet by visiting http://www.proxyvote.com and entering the control number found in the Notice.
(     By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.
,     By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.
I     In person. You may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will provide shareholders of record a ballot at the Annual Meeting.
If I am a beneficial owner of shares held in street name, how do I vote?
Your bank or broker will send you instructions on how to vote. There are four ways to vote:
:     Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.
(     By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the vote instruction form.
,     By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the vote instruction form and returning it in the envelope provided.
I     In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
Under Delaware law and the Company’s bylaws, the holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, at a meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How are proxies voted?
All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

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What happens if I do not give specific voting instructions?
Shareholder of Record If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner of Shares Held in Street Name If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 3 (ratification of the appointment of the independent registered public accountants) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.
Proposals No. 1, No. 2, No. 4, and No. 5 (election of directors, advisory vote to approve the compensation of the Company's named executive officers, approval of an amendment to the Company's Certificate of Incorporation to declassify the Board of Directors, and the shareholder proposal to remove the super-majority voting requirement and to replace with a simple majority-vote requirement) are considered “non-routine.” A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2, No. 4 and No. 5.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255, a written notice of revocation prior to the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.
What is the voting requirement to approve each of the proposals?
Election of Directors
For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the two nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the two director nominees with the most votes will be elected. Votes to withhold will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.

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Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (“Say-on-Pay”)
For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.
Ratification of Independent Registered Public Accountants
For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.
Amendment of the Company's Certificate of Incorporation to Declassify the Board of Directors
For Proposal No. 4, the affirmative vote of the holders of 75% of the outstanding shares of our common stock is necessary to adopt the proposed amendment to our certificate of incorporation. Unless otherwise instructed, proxy holders will vote the proxies received by them for this proposal. Broker non-votes and abstentions will have the effect of a vote against this proposal.
Shareholder Proposal - Remove Super-Majority Voting Requirement
For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Broker non-votes and abstentions will have no impact on the outcome of this proposal if a quorum is present.
Who will serve as the inspector of election?
A member of the Company’s internal legal department will serve as the inspector of election.
Where can I find the voting results of the Annual Meeting?
The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K with the SEC.
Who is paying for the cost of this proxy solicitation?
The Company will bear the cost of solicitation of proxies for the Annual Meeting. We are soliciting your proxy on behalf of our Board. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, electronically, including e-mail, or otherwise, by our officers, directors and other employees. They will not receive any additional compensation for these activities. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

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GOVERNANCE
THE BOARD OF DIRECTORS
Director Nominations
The Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders, or, in some cases, by a third-party firm.
Shareholders who wish the NCG Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee, c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the NCG Committee as other suggested nominees.
Qualifications for All Directors
In its assessment of each potential candidate, including those recommended by shareholders, the NCG Committee considers the potential nominee’s demonstrated character, judgment, relevant business, functional and industry experience, and whether they possess a high degree of business, technological, medical or law enforcement acumen, independence, and other such factors the NCG Committee determines are pertinent in light of the current needs of the Board. The NCG Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Board of Directors. While the NCG Committee does not have a formal diversity policy, it strives to achieve a well-rounded balance of varying skill sets and backgrounds in the composition of the Board.
The NCG Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees but reserves the right to do so in the future.

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Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board
The Board has identified particular qualifications, attributes, skills and experience that it believes are important to be represented on the Board as a whole in order to advise and contribute to the execution of the Company’s strategic objectives. Each Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, the Board believes that each of the Company’s Board members brings a myriad of attributes that combined benefit the Company and its shareholders. The following table summarizes certain key characteristics of the Company’s business and the associated attributes that have been identified as important to be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills & Experience
The Company’s business is multifaceted and involves complex financial transactions.	• High level of financial literacy • Relevant CEO, CFO, or treasury experience • Certified Public Accountant, Certified Financial Analyst
The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and relationships with various entities and non-governmental organizations.	• Governmental, legal or political experience
The Company’s TASER product lines utilize Neuro-Muscular Incapacitation from electrical currents as the method to disable a resisting suspect, which inherently involves medical and scientific testing.	• Medical and/or scientific experience
The Company’s primary markets are law enforcement, military and corrections agencies.	• Law enforcement experience • Military experience
The Company’s business is expanding into the innovative field of cloud computing and wearable technology which involves different point of views and perspectives from its traditional TASER background.	• Emerging technologies experience
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight • Management expertise

Director Nominees in 2019
Michael Garnreiter, Chairman
Director since 2006
Class A
Age: 67
Board Committees: Audit Committee (Chairman), Compensation Committee, NCG Committee, Litigation Committee
Other Public Company Boards: Knight-Swift Transportation Holdings, Amtech Systems
Mr. Garnreiter most recently served as Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. He retired from this position in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served with the international accounting firm, Arthur Andersen, from 1974 through March 2002 with increasing levels of responsibility, culminating as a partner. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.

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Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	Certified Public Accountant and former partner at Arthur Andersen. Served on the audit committee for each board he has served in the past.
Risk Oversight & Management	Board Experience for Knight-Swift Transportation Holdings, Amtech Systems, IA Global Inc., and Fenix Financial Forensics gives ample experience relating to public company corporate governance matters.
Hadi Partovi
Director since 2010
Class A
Age: 46
Board Committees: Compensation Committee (Chairman), NCG Committee, Merger and Acquisition Committee, Technology Committee
Other Public Company Boards: None

Mr. Partovi is the CEO and co-founder of the non-profit education organization Code.org, and serves as a Director on the board of Convoy. Mr.Partovi is a past or present strategic advisor or early investor at numerous technology companies, including Facebook, Dropbox, Uber, airbnb, SpaceX, and Zappos. From 2009 through 2010, Mr.Partovi was Senior Vice President of Technology for MySpace (via acquisition) and from 2006 through 2009 he was President and Co-Founder of ILIKE, Inc. which was acquired by MySpace in 2009. From 2002 through 2005, Mr.Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and from 1999 through 2001, he was Co-Founder and VP of Product and Professional Services for TELLME Networks, Inc. From 1994 through 1999, he was Program Manager for Microsoft Internet Explorer.Mr.Partovi holds B.A. and M.S. degrees in Computer Science, summa cum laude, from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Experience as an investor in technology companies provides Mr. Partovi with invaluable insight into software and Internet-related business development initiatives.
Risk Oversight & Management	Experience as an advisor to multiple start-up companies provides Mr. Partovi experience in the unique challenges facing companies pursuing new technology.
Incumbent Directors in 2019
Vice Admiral (Retired) Richard H. Carmona M.D., M.P.H., F.A.C.S.
Director since 2007
Class C
Age: 69
Board Committees: NCG Committee (Chairman), Litigation Committee, Scientific and Medical Committee
Other Public Company Boards: The Clorox Company, The Herbalife Company

Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and served the statutory four year term. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff's Department surgeon and deputy sheriff. He is currently employed as Chief of Health Innovation of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College of the City University of New York where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Master’s Degree in Public Health from the University of Arizona.

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Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy
As Chief of Heath Innovation at Canyon Ranch, CEO of Canyon Ranch Health, and as a member of other public company boards, Dr. Carmona is able to contribute to the oversight of the Company's financial matters.

Risk Oversight & Management	Service on the Clorox Company and the Herbalife Company boards of directors provides valuable insight into public company corporate governance matters.
Relevant Political Background	Service as the former Surgeon General of the U.S. provides a unique insight into political matters.
Medical and Scientific Expertise	As the Surgeon General of the U.S. as well as Dr. Carmona's extensive career in emergency medical services, provides him a deep understanding of health, safety and medicine.
Law Enforcement/Military Experience	Dr. Carmona is a combat decorated and disabled U.S. Army Special Forces Veteran and a highly decorated police officer, giving him unusual insight into our diverse customer base.
Julie Cullivan
Director since 2017
Class C
Age: 53
Board Committees: Audit Committee, Information Security Committee (Chairman)
Other Public Company Boards: None.

Ms. Cullivan is the SVP, Business Operations and CIO at ForeScout Technologies, Inc., a leading Internet of Things (IoT) security company, where she is responsible for leading the cross functional initiatives and information security strategy to support the fast-growing company. Formerly EVP, Business Operations and CIO at FireEye, Inc., Ms. Cullivan was a member of the executive team that set the company’s strategy. With responsibility for both Business Operations and Information Technology, Ms. Cullivan helped scale FireEye from a private company, through its successful IPO, to a global publicly traded company.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Ms. Cullivan is a recognized leader in the cyber security field and a sought-after speaker on topics including women in security, security as a boardroom imperative, innovation and building high impact teams.

Risk Oversight & Management	Experience as SVP, Business Operations and CIO where Ms. Cullivan leads cross functional initiatives and information security strategy in a high-growth environment.
Mark Kroll, Ph.D.
Director since 2003
Class B
Age: 66
Board Committees: Litigation Committee (Chairman), Scientific and Medical Committee (Chairman)
Other Public Company Boards: Haemonetics Corporation
Dr. Kroll retired in July 2005 from St. Jude Medical, Inc., where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree from the Electrical Engineering department of the University of Minnesota and an M.B.A. degree from the University of St. Thomas. Dr. Kroll is also the named

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inventor of over 350 issued U.S. patents and is a Fellow of the: American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering ("IEEE"), and the American Institute for Medicine and Biology in Engineering ("AIMBE").

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Advanced mathematical and scientific education and technology and scientific accomplishments as recognized by “Fellow” designations from IEEE and AIMBE provide a strong scientific background that is beneficial to the Company.

Medical and Scientific Expertise	Scientific accomplishments as recognized by “Fellow” designations from the American College of Cardiology and the Heart Rhythm Society provide invaluable skills and experience to the TASER business.
Risk Oversight & Management	Service on Haemonetic Corporation’s board of directors as well as leadership positions at St. Jude’s Medical, Inc. provides beneficial experience in management and oversight.
Matthew R. McBrady, Ph.D
Director since 2016
Class B
Age: 48
Board Committees: Audit Committee. Compensation Committee, Merger and Acquisition Committee (Chairman)
Other Public Company Boards: None

From August 1998 through January 2000, Dr. McBrady served as an international economist with President Clinton’s Council of Economic Advisers and the U.S. Treasury Department. Dr. McBrady subsequently served as a professor of finance at the Wharton School of Business at the University of Pennsylvania (from September 2002 through May 2003) and at the Darden Graduate School of Business Administration at the University of Virginia (from May 2003 through December 2006). Dr. McBrady then worked as an investment professional within the North American Private Equity group at Bain Capital, LLC (from January 2007 through January 2009). Dr. McBrady then joined Silver Creek Capital Management, LLC as Managing Director and Head of Investment Strategy and Risk Management (from January 2009 through January 2014) prior to joining BlackRock, Inc. where he served as Managing Director and Chief Investment Officer of Multi-Strategy Hedge Funds from January 2014 through September 2016. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (U.K.), and a Masters and Ph.D. degree in Business Economics from Harvard University. Dr. McBrady previously served as a director for the Company from January 2001 through June 2014.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy
Service as a member of President Clinton’s Council of Economic Advisory and teaching positions at the Harvard Business School, the Wharton School of Business and the Darden Graduate School of Business Administration providing Dr. McBrady valuable financial knowledge and context. Service as Chief Investment Officer for BlackRock and investment strategy and management positions for other investment management firms.

Relevant Political Background	Service as a member of President Clinton’s Council of Economic Advisors giving him insight into government processes.

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Patrick W. Smith, Chief Executive Officer
Director since 1993
Class B
Age: 48
Other Public Company Boards: None
Mr. Smith has served as Chief Executive Officer (“CEO”) and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the Master of Business Administration program at the University of Chicago. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium and an M.B.A. degree with honors at the University of Chicago, graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded Axon Enterprise, Inc. (F.K.A. TASER International, Inc.) in September 1993 with his brother, Thomas P. Smith.

Among other qualifications, Mr. Smith is the founder and visionary of the Company and brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service, and support as well as technology innovation as he currently holds 30 patents.
Bret Taylor
Director since 2014
Class C
Age: 39
Board Committees: Merger and Acquisition Committee, Technology Committee (Chairman)
Other Public Company Boards: Twitter, Inc.

Bret Taylor served as Group Product Manager at Google until June 2007, where he co-created Google Maps and the Google Maps API. He then joined venture capital firm Benchmark Capital as an entrepreneur-in-residence where he founded the social network FriendFeed, Inc. with former Google employee, Jim Norris. Mr. Taylor was the CEO of FriendFeed until August 2009, when Facebook acquired the company, and he was named Chief Technology Officer ("CTO") of Facebook. He was the CTO of Facebook until the summer of 2012, and supervised some of Facebook's then newest and most important products, including the creation of the Open Graph, the App Center, and its integration with the Apple App Store. Mr. Taylor was the CEO and co-founder of Quip, Inc. (“Quip”). Quip was acquired by Salesforce.com, Inc. in August 2016, and Mr. Taylor now serves as President and Chief Product Officer of Salesforce.com. Mr. Taylor attended Stanford University, where he earned his bachelor's degree and a master's degree in computer science.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Executive experience in established technology organizations such as Google, Facebook and Salesforce.com, as well as experiences founding new technology companies, through FriendFeed and Quip, provides Mr. Taylor insight into software and Internet-related business development initiatives.

Risk Oversight & Management
Experience as President and Chief Product Officer of Salesforce.com provides Mr. Taylor experience in the unique challenges facing growing technology companies. Service on the Twitter, Inc. Board of Directors provides valuable insight into public company corporate governance matters.

BOARD AND COMMITTEE GOVERNANCE
Role of the Board of Directors
The principal duties of the Board of Directors is to oversee management and evaluate strategy. The fundamental responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the

Axon Enterprise, Inc. | 2019 Proxy Statement | 11

best interest of the Company. and its shareholders. Our governance structure is designed to foster disciplined actions, effective decision-making, and appropriate monitoring of both compliance and performance.

Axon’s key governance documents, including our Corporate Governance Guidelines, are available at http://investor.axon.com/governance/documents-and-charters.

Board Leadership Structure
The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. The current leadership structure is anchored by a non-management director as Chairman of the Board. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

•	Chairman of the Board: Michael Garnreiter

•	Chief Executive Officer: Patrick W. Smith
The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the CEO. The Chairman acts as the communicator for Board decisions where appropriate. The separation of the role of the Chairman from that of the CEO is based on the Board's view that the Chairman should be free from any interest and any business or other relationship that could interfere with the Chairman’s judgment, other than interests resulting from Company shareholdings and remuneration.

The Board conducts an annual evaluation of the performance of the Board and each of its standing committees, including peer assessments of each individual director.
Meetings of the Board of Directors
During the year ended December 31, 2018, the Board held seven meetings. During 2018, each director, with the exception of Bret Taylor, attended at least 75% of all regular Board and applicable committee meetings.
Committees of the Board of Directors
The following table summarizes the current membership of our standing non-management Board committees, and identifies the chairman of each committee and the number of committee meetings held in fiscal 2018:

	Audit Committee	Compensation Committee	NCG Committee	Litigation Committee	Merger and Acquisition Committee	Scientific and Medical Committee	Technology Committee	Information Security Committee
# Meetings	5	9	2	1	1	2	—	—
Director
Richard Carmona			*	X		X
Julie Cullivan	X							*
Michael Garnreiter	*	X	X	X
Mark Kroll				*		*
Matthew McBrady	X	X			*
Hadi Partovi		*	X		X		X
Bret Taylor					X		*
  X = Member
* = Chairman

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The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of its engagement; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; reviews with the independent registered public accounting firm, upon the completion of its audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of its quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. The Report of the Audit Committee for the year ended December 31, 2018 is included in this proxy statement.
The Compensation Committee determines salaries, stock and bonus awards and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers and reviews grants of options and other equity awards under the Company’s compensations plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2018 is included in this proxy statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.

The NCG Committee is charged with identifying qualified candidates for nomination for election to the Board and nominating such candidates for election; and reviewing and making recommendation to the Board concerning the composition and size of the Board and its committees. The Committee also monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, and to develop and update our Corporate Governance Principles.
The Litigation Committee is responsible for reviewing and approving the settlement of certain litigation matters against the Company or its officers and directors to ensure the settlement is fair, reasonable and in the best interests of the Company’s shareholders. No member of the Litigation Committee was a named party in any pending litigation involving the Company.
The Merger and Acquisition Committee serves to focus on issues related to any proposed merger and acquisition activity or plans identified by the Company's management.
The Scientific and Medical Committee aims to create board linkage with the Company's Scientific and Medical Advisory Board which provides important feedback directly to the Company's management about scientific, medical and electrophysiology issues related to the Company's TASER products.
The Technology Committee was established to stay abreast of new technology and the impact of new technology on the Company's products and strategy.
The Information Security Committee was established to ensure that members of the Board of Directors actively understand information security protections and associated risks. The Information Security Committee engages in key decisions to help set the direction for the Company's information security strategy, as well as understand and prioritize information security capabilities and associated risk remediation.
The Audit Committee, Compensation Committee, the NCG Committee, and Litigation Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of these committees are available on our website at http://investor.axon.com/governance/documents-and-charters.

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Audit Committee Financial Experts
The Board of Directors determined that Mr. Garnreiter and Dr. McBrady, independent directors of the Company, are audit committee financial experts within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Mr. Garnreiter and Dr. McBrady are included in this proxy statement under the heading “Governance--The Board of Directors.” The Board has also determined that each current member of the Audit Committee is financially literate and that Mr. Garnreiter and Dr. McBrady satisfy the financial sophistication requirements under the current listing standards of NASDAQ.
Director Independence
As of the date of this proxy statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and that all of the members of our Board committees also meet any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence committee criteria. The Company has determined that all Board members, other than Patrick W. Smith and Dr. Mark Kroll, are independent under applicable NASDAQ and SEC rules. Each of our directors other than Mr. Smith and Dr. Kroll is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations.
Patrick W. Smith is not independent because he is an executive officer of the Company. Dr. Mark Kroll is not independent because he provides medical advisory and consulting services to the Company (see “Certain Relationships and Related Transactions – Consulting Services”).
Board of Directors' Role in Risk Oversight
The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Company’s executive management keeps the Board apprised by presenting results of the process to identify, assess, prioritize and address strategic, financial, operating, business, compliance, litigation, regulatory, safety, reputational and other risks to the Company. Executive management meets with the Board on a quarterly basis to address high priority risks and on an as-needed basis to evaluate and monitor emerging risks.
Code of Ethics
The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the investors portion of Company’s website at http://investor.axon.com/governance/documents-and-charters. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless required by NASDAQ rules to disclose such event on Form 8-K.
Director Attendance at Annual Meetings of Shareholders
Directors are encouraged by the Company to attend each annual meeting of shareholders if their schedules permit. All of our directors attended the 2018 Annual Meeting of Shareholders.
Shareholder Communications with Directors
Shareholders may communicate with members of the Board by mail addressed to the Chairman, or any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. In general, any shareholder communication about bona fide issues concerning the Company delivered to the Secretary for forwarding to the Board of specified member or members will be forwarded in accordance with the shareholder's instructions.

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DIRECTOR COMPENSATION
Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically by the Company's Compensation Committee. In March of 2017, the Company retained Compensia Inc. to assist the Compensation Committee with reviewing peer group data and updating the Company's Board compensation. As a result of this analysis, the Compensation Committee approved updated compensation plans bringing the Company's total Board compensation levels in line with the median level of its peer group. Non-employee directors of the Company are paid $9,000 per quarter and are eligible to receive annual grants of restricted stock units (“RSUs”) of the Company’s stock with a grant date fair value equal to approximately $160,000 vesting in equal annual installments over three years. New Board members are eligible to receive an initial grant of RSUs with a grant date fair value equal to approximately $160,000 in their first year of service vesting in equal annual installments over four years. The Chairman of the Board receives an additional $5,000 in cash per quarter and an annual grant of RSUs with a grant date fair value equal to $20,000 vesting over one year. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expense incurred in connection with their attendance at meetings.
In addition, board members serving on committees in either the chairman or member capacity earn extra fees as summarized in the following table:

Committee	Quarterly Chairman Fee	Quarterly Member Fee
Audit	$5,000	$2,500
Compensation	2,500	1,500
Nominating and Corporate Governance	2,250	1,250
Litigation	1,500	750
Merger and Acquisition	2,500	1,500
Science and Medical	6,000	2,500
Technology	2,500	1,500
Information Security Committee	*	*
* Not yet established.
The annual RSU awards are typically granted on the date of the Company’s annual shareholder’s meeting. Directors have the option of deferring all or a portion of their cash compensation into a non-qualified deferred compensation plan.
The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)
Richard H. Carmona	$58,000	$221,700	$—	$279,700
Julie Cullivan	46,000	159,980	—	205,980
Michael Garnreiter	90,000	159,980	—	249,980
Mark W. Kroll	66,000	159,980	116,891	342,871
Matthew McBrady	62,000	159,980	—	221,980
Hadi Partovi	61,500	159,980	—	221,480
Bret Taylor	49,500	159,980	—	209,480

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price

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of our common stock on the date of grant. Each non-employee director received an award of 2,577 RSUs on May 24, 2018. The awards vest in three equal installments on May 24, 2019, 2020 and 2021. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculations of the grant date fair value for stock awards are included in Note 1 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2018.
The following table shows equity-based awards granted in 2018, as well as the aggregate number of outstanding RSUs and options outstanding as of December 31, 2018. Prior to 2012, when the Company transitioned to the use of restricted stock units, non-employee directors received grants of options to acquire common stock under certain of the Company’s stock compensation plans.

	2018 Stock-based Awards			As of December 31, 2018
Name	Restricted Stock Units Granted	Grant Date	Approximate Grant Date Fair Value ($)	Aggregate Restricted Stock Units Outstanding	Aggregate Options Outstanding
Richard H. Carmona	3,577	Various (4)	$221,700	9,057	68,877
Julie Cullivan	2,577	5/24/2018	159,980	6,779	—
Michael Garnreiter	2,577	5/24/2018	159,980	8,057	—
Mark W. Kroll	2,577	5/24/2018	159,980	8,057	—
Matthew McBrady	2,577	5/24/2018	159,980	9,001	—
Hadi Partovi	2,577	5/24/2018	159,980	8,057	—
Bret Taylor	2,577	5/24/2018	159,980	8,057	—

(2)	Other compensation for Dr. Kroll represents fees for consulting services provided. See “Certain Relationships and Related Transactions – Consulting Services” below.

(3)
Non-employee directors have the option of participating in the non-qualified deferred compensation plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan. Dr. Kroll participates in the Company's deferred compensation plan, and elected to defer $66,000 of earned compensation into the plan during the year ended December 31, 2018.

(4)
On October 31, 2018, the Compensation Committee approved an additional grant of 1,000 shares to Dr. Carmona in recognition of improvements to the Company's corporate governance. The shares vest on October 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company reviews all relationships and transactions in which we and our directors, executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in our proxy statement. In addition, pursuant to the Audit Committee Charter, the Audit Committee, or a committee of independent directors duly appointed by the Board, reviews and approves related party transactions in accordance with NASDAQ rules. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

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Consulting Services

The Company engages Dr. Mark Kroll, a member of the Board of Directors, to provide consulting services. The expenses related to these services, excluding travel related reimbursements, were approximately $0.1 million for the year ended December 31, 2018. At December 31, 2018, the Company had no accrued liabilities related to these services.
Software Services
The Company subscribes to a mobile collaboration software suite from Quip, a company that was co-founded and managed by Bret Taylor. In April 2016, Quip was acquired by Salesforce.com, and subsequent to the acquisition, the Company continued to consider Quip a related party. In November 2017, Mr. Taylor was appointed to President and Chief Product Officer of Salesforce.com. The Company now considers the consolidated Salesforce.com entity to be a related party. The cost to subscribe to various cloud-based hosting arrangements from Salesforce.com and Quip was $1.8 million for the year ended December 31, 2018, and the Company had a negligible amount of accrued liabilities as of December 31, 2018.

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SHARE OWNERSHIP
The following table sets forth information, as of March 31, 2019, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K)(the “NEOs”), by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed. As of March 31, 2019, except as set forth below, there were no shares currently pledged by any NEO or director.

Name of Beneficial Owner (1)	Shares Owned	Shares Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
BlackRock, Inc. (4)	9,878,397	—	9,878,397	16.7%
The Vanguard Group (5)	6,490,402	—	6,490,402	11.0
Janus Henderson Group plc (6)	3,981,049	—	3,981,049	6.7

Patrick W. Smith	720,557	—	720,557	1.2
Hadi Partovi	330,133	4,204	334,337	*
Richard H. Carmona	61,590	49,271	110,861	*
Mark W. Kroll	14,160	4,204	18,364	*
Michael Garnreiter	25,204	4,204	29,408	*
Bret S. Taylor	14,414	4,204	18,618	*
Matthew R. McBrady	4,289	2,993	7,282	*
Julie Cullivan	—	859	859	*

Douglas E. Klint	46,632	—	46,632	*
Jawad A. Ahsan	25,233	11,111	36,344	*
Luke S. Larson	36,112	—	36,112	*
Joshua M. Isner	17,572	—	17,572	*

All directors and executive officers as a group (12 persons)	1,295,896	81,050	1,376,946	2.3%
* Less than 1%

(1)	Except as noted in Notes 4, 5, and 6 below, the address of each of the persons listed is c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)
Reflects the number of shares that could be purchased by exercise of options exercisable at March 31, 2019, or options or restricted stock units vesting within 60 days thereafter under the Company’s stock incentive plans.

(3)
Based on 59,109,286 shares outstanding as of March 31, 2019. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of March 31, 2019, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)
Represents shares of the Company's common stock beneficially owned as of December 31, 2018, based on the Schedule 13G/A filed on January 24, 2019 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, New York 10055, and indicates it has sole voting power with respect to 9,731,368 shares of the Company's common stock, shared voting power with respect to no shares of the

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Company's common stock, sole dispositive power with respect to 9,878,397 shares of the Company's common stock, and shared dispositive power with respect to no shares of the Company's common stock.

(5)
Represents shares of the Company's common stock beneficially owned as of December 31, 2018, based on the Schedule 13G/A filed on February 11, 2019 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates it has sole voting power with respect to 118,994 shares of the Company's common stock, shared voting power with respect to 9,101 shares of the Company's common stock, sole dispositive power with respect to 6,367,772 shares of the Company's common stock, and shared dispositive power with respect to 122,630 shares of the Company's common stock.

(6)
Represents shares of the Company's common stock beneficially owned as of December 31, 2018, based on the Schedule 13G/A filed on February 11, 2019 by Janus Henderson Group, plc. In such filing, Janus Henderson Group plc llc lists its address as 201 Bishopsgate EC2M 3AE, United Kingdom, and indicates it has sole voting power with respect to no shares of the Company's common stock, shared voting power with respect to 3,981,049 shares of the Company's common stock, sole dispositive power with respect to no shares of the Company's common stock, and shared dispositive power with respect to 3,981,049 shares of the Company's common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of Section 16(a) reports furnished to the Company and written representations from certain reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2018, except as follows: Hadi Partovi and Patrick W. Smith each filed one late Form 4 (each reporting one transaction) and Mark W. Kroll filed one late Form 4 reporting two transactions.
EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
See “Governance--The Board of Directors” for biographical information for Patrick W. Smith, who is also our CEO.

Luke S. Larson
Title: President
Joined Axon in 2008
Age: 38

Mr. Larson serves as Axon’s President. Mr. Larson is responsible for day to day operations and execution for all aspects of the Company’s business. Mr. Larson joined Axon in June of 2008 and has served in a variety of executive and management roles including director of video products, product manager and product development manager. Prior to joining Axon, Mr. Larson served as a Marine Corps infantry officer. Mr. Larson graduated from University of Arizona with honors where he was an NROTC Scholarship recipient. He also received an MBA in International Business from Thunderbird School of Global Management.

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Jawad A. Ahsan
Title: Chief Financial Officer
Joined Axon in 2017
Age: 39
Mr. Ahsan joined the Company in April 2017 after serving as CFO for Market Track where he started in May of 2014. Prior to Market Track, Mr. Ahsan had a 13-year career at General Electric Company where he served as CFO of Clinical Business Solutions, a division of GE Healthcare IT. Prior to that appointment, he served as CFO for Healthcare Knowledge & Connectivity Solutions, which he helped guide to an exit into Caradigm, GE’s healthcare IT joint venture with Microsoft. Mr. Ahsan holds a B.A. in Economics from the College of the Holy Cross and an MBA from the MIT Sloan School of Management.
Joshua M. Isner
Title: Chief Revenue Officer
Joined Axon in 2009
Age: 33

Mr. Isner came to Axon in 2009 as a member of our Leadership Development Program. After rotating through several departments in the Company, he eventually helmed our domestic video and cloud sales team, which he led to a record year in 2014. Mr. Isner now oversees our entire sales organization. Mr. Isner was previously the Director of Leadership Development, Northeast Regional Sales Executive, VP of Video and Cloud Sales, and EVP of Global Sales at Axon. Mr. Isner has a B.S. in Government & Political Science from Harvard University.
Each executive officer serves at the discretion of our Board of Directors and no officer is subject to an agreement that requires the officer to serve the Company for a specified number of years. We have entered into employment-related agreements with each of the executive officers listed above. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Compensation Discussion and Analysis--Employment Agreements and Other Arrangements.”

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COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and provide context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our named executive officers (“NEOs”).

Fiscal 2018 Company Highlights and Compensation Overview
Our financial and business highlights for fiscal 2018 include the following:

•	Full year revenue of $420 million, up 22% compared to fiscal 2017.

•	Full year income from operations of $25 million, up 91% compared to fiscal 2017.

•	International revenue of $85 million, up 39% compared to fiscal 2017.

•	Axon Cloud revenue of $92 million, up 60% compared to fiscal 2017.

•	We completed a follow-on offering of 4,645,000 shares of our common stock, which resulted in gross proceeds of $246.2 million.

•	We launched TASER 7, the most significant redesign of the TASER device since 2003, and unveiled our first LTE-connected body camera, Axon Body 3.

As described in more detail below and in the compensation tables that follow this Compensation Discussion and Analysis, our compensation structure applicable to our named executive officers did not change significantly during 2018, with the exception of compensation for Mr. Smith, our CEO.
Our Compensation Philosophy
The Compensation Committee (in this section, the “Committee”) is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.
Objectives of NEO compensation include:

•	Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

•	Promote a performance-oriented environment that encourages Company and individual achievement;

•	Reward NEOs for long-term strategic management and the enhancement of shareholder value;

•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

•	Align long-term management interests with those of shareholders, including long-term at-risk pay.
Our Compensation Programs
CEO Performance Award
On May 24, 2018, Axon's shareholders approved the Board of Directors’ grant of non-qualified stock options to purchase 6,365,856 shares of common stock to Patrick W. Smith (the "CEO Performance Award"). The CEO Performance Award consists of 12 vesting tranches with a vesting schedule based entirely on the attainment of both operational goals (performance conditions) and market capitalization goals (market conditions), assuming continued employment either as the CEO or as both Executive Chairman and Chief Product Officer and service through each vesting date. Each of the 12 vesting tranches of the CEO Performance Award have a 10-year contractual term and will vest upon certification by the Board of Directors that both (i) the market capitalization goal for such tranche, which begins at $2.5 billion for the first tranche and increases by increments of $1.0 billion thereafter, and (ii) any one of the following eight operational goals focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters.

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Eight Separate Revenue Goals (1) (in thousands)	Eight Separate Adjusted EBITDA (CEO Performance Award) Goals (in thousands)
Goal #1, $710,058	Goal #9, $125,000
Goal #2, $860,058	Goal #10, $155,000
Goal #3, $1,010,058	Goal #11, $175,000
Goal #4, $1,210,058	Goal #12, $190,000
Goal #5, $1,410,058	Goal #13, $200,000
Goal #6, $1,610,058	Goal #14, $210,000
Goal #7, $1,810,058	Goal #15, $220,000
Goal #8, $2,010,058	Goal #16, $230,000
(1) In connection with the business acquisition that was completed during the three months ended June 30, 2018, the revenue goals were adjusted for the acquiree's Target Revenue, as defined in the CEO Performance Award agreement.
As of December 31, 2018, the following operational goals were considered probable of achievement:

•	Total revenue of $710.1 million; and

•	Adjusted EBITDA (CEO Performance Award) of $125.0 million
The first two market capitalization goals have been achieved as of December 31, 2018. However, none of the shares subject to the CEO Performance Award have vested as of the date of this filing as the market capitalization goals and operational goals have not yet been achieved. The number of stock options expected to vest, based on the tranches considered probable of attainment, is 1.1 million shares. The total grant date fair value of the CEO Performance Award, including those tranches not considered probable of attainment as of December 31, 2018, was approximately $246.0 million. The fair value of the options when the CEO Performance Award was approved by our Board and accepted by Mr. Smith in February 2018 was approximately $72.4 million. Due to a significant increase in the price of Axon's common stock between February 2018 and May 2018, when our shareholders approved the CEO Performance Award, the grant date fair value for accounting purposes increased to the amount disclosed in the Summary Compensation Table.
Mr. Smith’s compensation for 2018 and 2019, following the approval of the CEO Performance Award, consists of an annual base salary of $24,000, consistent with the minimum wage requirements of Arizona law and the CEO Performance Award.
Other Executive Compensation
We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards.
The principal components of compensation in 2018 and 2019 for our NEOs (other than the CEO) consist of the following:

•	Annual salary;

•	Annual performance-based cash incentive plans, comprised of:

•	Commissions on bookings growth for our Chief Revenue Officer; and

•
Payouts under the 2018 annual cash incentive plan based on the achievement of annual financial goals, including goals related to: total booked contract value; new booked seats; earnings before interest, taxes, depreciation and amortization ("EBITDA"); increase in net promoter score; increase in customer engagement on Axon network; percentage of U.S. customers on a conducted electrical weapon ("CEW") service plan; and top 1200 customer churn;

•
For 2018, long-term incentive equity compensation in the form of performance-based restricted stock units (“PSUs”) awarded pursuant to the TASER International, Inc. 2016 Stock Incentive Plan (the "2016 Plan");

Axon Enterprise, Inc. | 2019 Proxy Statement | 22

•
For 2019, long-term equity compensation in the form of service-based restricted stock units (“RSUs”) awarded pursuant to the 2018 Stock Incentive Plan; no service-based restricted stock units were granted to the NEOs in 2018; and

•	For 2019, long-term equity compensation in the form of eXponential stock units subject to certain milestone vesting periods ("XSUs"), discussed in more detail below.
Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and earnings targets as well as specific operational goals. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Board has not adopted any clawback policies, but adopted stock ownership guidelines in December 2018.
eXponential Stock Performance Plan
On February 12, 2019, our shareholders approved the 2019 Stock Incentive Plan (the "2019 Plan"), which was adopted by the Board of Directors to reserve a sufficient number of shares to facilitate our eXponential Stock Performance Plan (“XSPP”) and grants of XSUs under the plan. There were five main reasons why the Board recommended that shareholders approve the 2019 Plan. The XSPP and equity incentive awards under the 2019 Plan:

1.	Substitute short-term guaranteed share-based compensation and cash compensation for long-term, performance-vesting share-based compensation to deliver market competitive total pay,

2.	Align the entire Company around clearly defined market cap, revenue and EBITDA performance goals through a broad-based plan that is offered to every employee,

3.	Strengthen Axon’s ability to retain and recruit top technical talent,

4.	Further align the interests of employees with those of the Company’s other shareholders, and

5.	Incorporated shareholder feedback and input on plan design.
Pursuant to the XSPP, all eligible full-time U.S. employees were granted an award of 60 XSUs in January 2019, and certain employees had the opportunity to elect to receive a percentage of the value of their target compensation over a nine year period from 2019 to 2027 in the form of additional XSUs. For employees who elected to receive XSUs, the XSU grants were made as an up front, lump sum grant in January 2019, and are intended to replace that portion of the target compensation they elected to receive in the form of XSUs for the next nine years. Accordingly, their annual go forward target compensation will be reduced until 2027 by the amount of such compensation that the employees elected to receive in the form of the January 2019 XSU grants.

Messrs. Ahsan, Isner, and Larson each received an XSU grant of 598,537 shares on January 2, 2019. There have been no PSUs granted to the named executive officers for fiscal 2019 given the transition to XSUs.

The market capitalization and operational goals are identical to the CEO Performance Award, except for the number of shares that are used to calculate the market capitalization goals if shares outstanding exceed the XSU Maximum. Additionally, because the grant date is different than that of the CEO Performance Award, the measurement period for market capitalization is not identical.

The XSUs are grants of restricted stock units, each with a term of approximately nine years, that vest in 12 equal tranches. Each of the 12 tranches will vest upon certification by the Compensation Committee of the Board of Directors that both (i) the market capitalization goal for such tranche, which begins at $2.5 billion for the first tranche and increases by increments of $1.0 billion thereafter, and (ii) any one of eight operational goals focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters.

The XSPP contains an anti-dilution provision, which is used to calculate a maximum number of shares outstanding for purposes of determining achievement of the market capitalization goals whereby the maximum number of shares used

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to calculate the market capitalization goal is calculated by organically growing the current number of shares outstanding by 3% per year (the "XSU Maximum"). Any shares of Stock issued to Patrick W. Smith upon the exercise of the stock options granted to Mr. Smith under the CEO Performance Award shall increase the XSU Maximum. The XSU Maximum shall also be adjusted for acquisitions, spin-offs or other changes in the number of outstanding shares of common stock, if such changes have a corresponding adjustment on the market capitalization goals.

Axon’s shareholder outreach prior to introducing the XSPP included speaking with portfolio managers, analysts and corporate governance representatives at institutions that were among the highest percentage holders of Axon common stock for the purpose of gathering input and understanding best practices and shareholder preferences regarding share-based compensation plans. Shareholders tended to favor broad-based employee-wide plans over highly concentrated plans among senior management, and favor using performance-based share-based compensation, rather than cash, in delivering market-competitive total pay. Axon addressed shareholders’ dilution concerns by adopting into the XSPP a dilution guardrail of 3% annual share count growth, calculated on a daily basis, which removes any management incentive to dilute the share count to achieve the market cap goals. We credit our shareholder outreach efforts in helping us to design an employee-wide share-based compensation plan that drives alignment among shareholders, senior management and every employee.
Stock Ownership Guidelines

We adopted stock ownership guidelines for our named executive officers and Board members in December 2018.  The stock ownership guidelines state that non-employee directors hold at least 8,000 shares of Company stock and that named executive officers own at least 50,000 shares of the Company’s stock. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including Axon common stock plus vested and unvested Axon stock options and RSUs, including unvested performance-based RSUs and XSUs. Executives and directors are expected to meet their ownership guidelines once they have received enough grants to add up to the required minimum.
Processes and Procedures for Considering and Determining Executive Compensation
The Committee assists the Board of Directors in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee is currently composed of three independent directors: Hadi Partovi (Chairman), Matthew McBrady, and Michael Garnreiter. The Committee makes the sole decision regarding compensation for the Chief Executive Officer and each NEO.
The Committee met nine times in 2018. All Committee members were present for each meeting.
Four members of management, Patrick W. Smith, CEO, Luke S. Larson, President, Jawad A. Ahsan, CFO, and Douglas E. Klint, Corporate Secretary and former EVP and General Counsel through August 2018, attended portions of the meetings. The agendas for these meetings were determined by the Committee members prior to the meetings. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

•	Financial reports;

•	Reports on levels of achievement of corporate performance objectives;

•
Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;

•	Summaries which show the NEOs’ total accumulated stock awards and stock option holdings;

•	Information regarding compensation paid by comparable companies identified in executive compensation surveys; and

•	Reports from consultants to the Compensation Committee.

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The Committee’s primarily responsibilities are to:

•
Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

•
Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

•	Review and approve the design of the compensation and benefit plans that pertain to the CEO and other NEOs who report directly to the CEO;

•	Administer equity-based plans, including stock incentive plans;

•	Approve the material terms of all employment, severance and change of control agreements for NEOs;

•	Retain compensation consultants and advisors as necessary, or appropriate, on an advisory basis to establish comparator groups, benchmarking and targets for compensation related matters;

•	Recommend to the Board the compensation for Board members, such as retainers, committee fees, chairman fees, stock awards and other similar items;

•	Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

•	Form and delegate authority to subcommittees when appropriate; and

•	Prepare the Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K filed with the SEC.
The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Committee charter is available on our website at http://investor.axon.com/governance/documents-and-charters.
Role of Management and Consultants in Determining Executive Compensation
Our executive management supports the Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual and long-term performance-based compensation and long-term equity compensation, which is then provided to the Committee for review and approval.
Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and advisors, and such consultants and advisors report directly to the Committee. In 2017 and 2018, the Committee retained compensation consulting firm, Compensia, Inc., who provided research, data analyses, benchmarking and design expertise in developing and structuring compensation programs for its executives. The Company utilized that information in the design of its 2018 and 2019 executive compensation plans.
Peer Comparator Group
The scope of Compensia’s review in 2018 included determining an appropriate comparator group to compare the Company’s executive compensation to, based primarily on the following criteria: Industry and Global Industry Classification code, revenue, and market capitalization. Compensia selected public technology companies with annual sales between $150 million and $950 million, with market capitalization of $900 million to $10 billion.

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The Committee has selected the following comparator group when reviewing executive compensation:

2U, Inc.	Ellie Mae, Inc.	Proofpoint, Inc.
8x8, Inc.	Five9 Inc.	Qualys, Inc.
Alarm.com Holdings, Inc.	HubSpot, Inc.	RingCentral Inc.
Benefitfocus, Inc.	MINDBODY Inc.	SPS Commerce Inc.
Box. Inc.	New Relic, Inc.	Twilio Inc.
Carbonite, Inc.	Paycom Software, Inc.	Zendesk Inc.
Cornerstone OnDemand Inc.	Paylocity Holding Corp.	Zuora Inc.

In addition to the comparator group, to supplement the executive compensation information where publicly disclosed information was limited, Compensia provided executive compensation information for the NEOs based on its proprietary database for technology companies, primarily internet and software as a service companies, with revenues between $150 million and $950 million and a market capitalization between $900 million and $10 billion.

The following tables show the composition of each NEO’s total target direct compensation for 2018 and 2019:

2018	Annual Salary		Annual Target Incentive Compensation (1)		Long-term Target Incentive Compensation--PSUs (2) (3)		Long-term Equity Compensation--RSUs (2) (3)		Target Total Direct Compensation
Name	$	% Total	$	% Total	$	% Total	$	% Total	$
Patrick W. Smith(4)	$350,000	17.1%	$—	—%	$1,500,000	73.2%	$200,000	9.8%	$2,050,000
Luke S. Larson	325,000	26.5	150,000	12.2	600,000	49.0	150,000	12.2	1,225,000
Jawad A. Ahsan	300,000	20.0	200,000	13.3	600,000	40.0	400,000	26.7	1,500,000
Joshua M. Isner	275,000	20.0	600,000	43.6	400,000	29.1	100,000	7.3	1,375,000
Douglas E. Klint	300,000	50.0	200,000	33.3	—	—	100,000	16.7	600,000

(1)
Presented at target levels. Actual results for 2018 exceeded targets, resulting in payouts under the annual cash incentive plan for Messrs. Larson and Ahsan in the amounts of approximately $192,000 and $255,000, respectively. Mr. Isner earned commissions in 2018 of approximately $1,348,000. See further discussion following under “Performance-Based Incentive Plans.”

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

(3)
These RSUs and PSUs were awarded in December 2017 and although the awards are intended as 2018 compensation awards, because they were granted in 2017 they were reflected as compensation in 2017 in Summary Compensation Table.

(4)	The above table reflects the target compensation for Mr. Smith prior to the Board of Directors' approval of the CEO Performance Award. Upon approval, Mr. Smith's annual salary was reduced to $24,000.

2019	Annual Salary (1)		Annual Target Incentive Compensation		Long-term Equity Compensation--RSUs (2)		Target Total Direct Compensation (3)
Name	$	% Total	$	% Total	$	% Total	$
Patrick W. Smith	$24,000	100.0%	$—	—%	$—	—%	$24,000
Luke S. Larson	325,000	27.1	300,000	25.0	575,000	47.9	1,200,000
Jawad A. Ahsan	300,000	27.3	300,000	27.3	500,000	45.5	1,100,000
Joshua M. Isner	275,000	30.6	500,000	55.6	125,000	13.9	900,000

(1)	Annual salary effective January 1, 2019.

(2)	Approximate value; actual value of the RSUs is based on the grant-date fair value. These RSUs were awarded on January 2, 2019 and cliff vest on the 3-year anniversary of the award date.

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(3)
Target total direct compensation reflected above excludes XSUs granted to Messrs. Larson, Ahsan, and Isner on January 2, 2019 which are discussed in more detail under “Executive Compensation — Compensation Discussion and Analysis — eXponential Stock Performance Plan". The grants made to Messrs. Larson, Ahsan, and Isner had a target value of $1,000,000 prior to the 3x risk and 9x time multipliers and were granted in lieu of traditional performance-based RSUs.

Annual Salary
Salaries for NEOs are reviewed annually, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, we set salaries at a competitive level to ensure we can attract and retain our executives. There is no set percentile of market that we use and executive salaries vary in their positioning to market depending on facts; such as, tenure with the Company, results of personal, department and corporate performance, complexity of the business unit managed, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO, established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from comparator group companies.
After considering the above, the Committee left base salaries of our continuing NEOs for 2019 at 2018 levels. Following approval of the CEO Performance Award in May 2018,  Mr. Smith’s annual base salary was reduced to $24,000, consistent with the minimum wage requirements of Arizona law as part of his compensation program, which is intended for him to derive his compensation from the CEO Performance Award.
Performance-Based Incentive Plans
The objective of the annual incentive payment plan and the use of equity-based awards in the form of PSUs have been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with company performance.
2018 Structure
The 2018 executive compensation structure included: payments under the annual cash incentive plan; PSUs that cliff vest based on three-year revenue and EBITDA goals, and for Mr. Isner, bookings-based commissions, paid quarterly. Each component was designed to incentivize specific Company business goals.
Payouts under the 2018 annual cash incentive plan were based on the achievement of the following annual financial goals and operational metrics: total booked contract value; new booked seats; EBITDA; increase in net promoter score; increase in customer engagement on Axon network; percentage of U.S. customers on a CEW service plan; and top 1200 customer churn. The Committee believed the criteria for the annual cash incentive plan were challenging, but achievable.
Sales commissions were earned based upon specific sales targets for each eligible NEO. Because the sales commissions are tied to metrics such as bookings growth and other operating results, the Committee did not set a maximum amount that could be paid under the plans for the NEOs.

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2018 Performance - Based Cash Incentive Plans Metrics
Metric	Threshold	Target	Maximum	Actual	Weight	Weighted Payout
($ in millions)
Total booked contract value	$575.0	$625.0	$650.0	$692.1	30.0%	45.00%
New booked seats (in thousands)	65	80	100	94	25.0	33.50
EBITDA	$24.0	$29.0	$34.0	$35.8	25.0	37.50
Increase in net promoter score (linear payout from 0% to 10%)	0%	5.0%	10.0%	(7.8)%	5.0	—
Increase in customer engagement on Axon network	0%	5.0%	10.0%	5.0%	7.5	7.50
U.S. CEW handle service plan percentage	35.0%	45.0%	55.0%	42.0%	5.0	4.25
Top 1200 customer churn	n/a	0.0%	n/a	0.1%	2.5	—
Actual attainment/plan payout					100%	127.75%

The 2018 performance-based cash incentive plan metrics were measured and paid after the Company determined its annual earnings for 2018. The total booked contract value, new booked seats, and U.S. handle service plan percentage metrics each have a threshold, target and maximum goal with corresponding base payouts of 50%, 100% and 150% of target, respectively. All metrics tied to the 2018 annual cash incentive plan are capped at a 150% payout. The weighted average payout achieved under the 2018 performance-based cash incentive plan was 127.75%.

Payouts under the 2018 annual cash incentive plan for Mr. Isner were primarily based on growth of the Company's bookings. For 2018, approximately $1,348,000 was based on the growth of total 2018 bookings as compared to 2017, and $65,000 was based on the completion of certain leadership courses.

For PSUs granted under the 2018 executive compensation structure, which were granted on December 4, 2017, the amount that will ultimately vest, if any, will be determined as follows: 80% of the awards granted are based upon the 2020 revenue for the total Company; and 20% are based upon 2020 EBITDA for the total Company. Earned PSUs cliff vest and would be released in February 2021. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, for a total of up to 200% of target. The Committee decided to introduce sales targets related to three-year growth rates to promote and reward the achievement of long-term objectives and long-term strategic planning by our NEOs. The 2020 consolidated revenue and EBITDA metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.
Terms and conditions of the performance-based Incentive Plans for NEOs are established by the Committee. The following table sets forth the target performance-based incentive compensation of our continuing NEOs for the year ended December 31, 2018.

	Performance-based Incentive Plans - 2018 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#)(1)(2)	Approximate Grant Date Fair Value	Total 2018
Patrick W. Smith (3)	$—	$—	62,241	$1,500,000	$1,500,000
Luke S. Larson	150,000	—	24,896	600,000	750,000
Jawad A. Ahsan	200,000	—	32,135	900,000	1,100,000
Joshua M. Isner (4)	65,000	600,000	16,598	400,000	1,065,000
Douglas E. Klint	200,000	—	—	—	200,000

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(1)
The amount presented for Mr. Ahsan also includes a PSU grant of 7,239 shares awarded on May 3, 2018 which vests based on the same fiscal year 2020 GAAP revenue targets as the other awards for the NEOs.

(2)
Historically, the Company's annual grant was in February of each year, but for 2018, it was shifted to the preceding December to better coincide with the Company's internal budgeting process. The 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants were intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table.

(3)
The above table includes 62,241 PSUs granted to Mr. Smith prior to the Board of Director's approval of the CEO Performance Award, which had an approximate grant date fair value of $1,500,000. Mr. Smith will continue vesting in the awards as previously granted. The options granted to Mr. Smith pursuant to the CEO Performance Award are not included above as this award is intended to compensate Mr. Smith over a period of up to 10 years and the value is realizable only if and when when each set of market capitalization and operational goals are achieved. The fair value of the CEO Performance Award is reported in the Summary Compensation Table.

(4)	The amount presented as annual cash incentive for Mr. Isner was based on the completion of certain leadership development courses.
Long-Term Service-Based Equity Compensation
The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. As such, for 2018, the Committee granted RSUs on December 4, 2017, which vest over a three-year service period, to align our NEOs interests with those of shareholders, and to motivate our NEOs to make strategic long-term decisions.
In determining the total number of RSUs to award to each NEO, the Compensation Committee considered, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our continuing NEOs in December 2017.

	2018 Awards (1)		2019 Awards (2)
Named Executive	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value
Patrick W. Smith (3)	8,299	200,000	—	—
Luke S. Larson	6,224	150,000	12,747	575,000
Jawad A. Ahsan	16,598	400,000	11,085	500,000
Joshua M. Isner	4,149	100,000	2,772	125,000
Douglas E. Klint	4,149	100,000	N/A	N/A
(1) Historically, the Company's annual grant was in February of each year, but for 2018, it shifted to the preceding December to better coincide with its internal budgeting process.
(2) The 2019 awards cliff vest on January 2, 2022.
(3) The above table reflects the RSUs granted to Mr. Smith on December 4, 2017, prior to the Board of Director's approval of the CEO Performance Award. Mr. Smith will continue vesting in the awards granted prior to the approval of the CEO Performance Award.
Other Long-Term Performance-Based Equity Compensation
In addition to the PSUs granted in conjunction with the performance-based incentive plans described above, the Committee has, from time-to-time, approved performance-based equity awards to certain of our NEOs in keeping with the Committee’s goals to align the long-term interests of management with the Company’s shareholders. Generally,

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these awards vest upon the achievement of performance goals in the NEOs area of the business. The Committee’s intention in awarding these grants was to incentivize and reward the achievement of significant long-term strategic goals.
There were no outstanding long-term performance-based equity compensation awards at December 31, 2018. In January 2019, the Company granted XSU grants of 598,537 shares each to Messrs. Ahsan, Isner, and Larson.
Employment Agreements and Other Arrangements
In March 2017, the Company entered into an employment agreement with Jawad A. Ahsan pursuant to which he agreed to serve as its Chief Financial Officer. In December 2017, the Company entered into revised employment agreements with Patrick W. Smith, Luke S. Larson, Joshua M. Isner, and Douglas E. Klint pursuant to their continued service. Under the revised employment agreements with Mr. Smith, Mr. Larson and Mr. Klint, the notice/severance period for termination without cause was reduced from 24 months to 12 months. Mr. Smith's employment agreement terminated following shareholder approval of the CEO Performance Award on May 24, 2018 and the Company has no further obligations thereunder.
Perquisites and Other Personal Benefits

We have a non-qualified deferred compensation plan for certain executives, key employees and non-employee directors through which participants may elect to postpone the receipt and taxation of a portion of their compensation received from us. The non-qualified deferred compensation plan allows eligible participants to defer up to 80% of their base salary and up to 100% of other types of compensation. The plan also allows for matching and discretionary employer contributions. Employee deferrals are deemed 100% vested upon contribution. Distributions from the plan generally commence upon retirement, death, separation of service, specified date or upon the occurrence of an unforeseeable emergency. Distributions can be paid in a variety of forms from lump sum to installments over a period of years. Participants in the plan are entitled to select from a wide variety of investments available under the plan and are allocated gains or losses based upon the performance of the investments selected by the participant. All gains or losses are allocated fully to plan participants and we do not guarantee a rate of return on deferred balances. Assets related to this plan consist of corporate-owned life insurance contracts and are included in other assets in the consolidated balance sheets. Participants have no rights or claims with respect to any plan assets and any such assets are subject to the claims of our general creditors.
We do not provide our NEOs with other significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.
Compensation Deductibility

In general, Section 162(m) of the U.S. tax code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Prior to the repeal of Section 162(m)’s performance-based exemption, we in general sought to structure our compensation programs in a manner intended to comply with Section 162(m), although our compensation committee reserved the right to provide compensation (such as base salary and service-based vesting RSUs) if, in its judgment, such payments were necessary to achieve our compensation objectives and in the best interests of the Company and its stockholders. However, despite the compensation committee’s efforts to structure certain compensation elements in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and

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uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

Moreover, despite the availability of transition relief described above, the Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring its compensation programs. As such, the Committee has always, and continues to, reserve the right to amend arrangements that were initially intended to qualify as performance-based compensation for purposes of Section 162(m) if the Committee determines such amendments are in the best interests of the Company and its stockholders, even though such changes may cause the arrangements to fail to qualify for transition relief, resulting in a non-deductible compensation expense for the Company.

Going forward, the Committee will continue to monitor the impact that the repeal of the performance-based pay exception to Section 162(m) will have on the Company’s compensation programs and contracts, including whether and to what extent our existing contracts and programs qualify for the transition relief described above.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our 2018 Annual Report on Form 10-K.
.
The Compensation Committee:
Hadi Partovi, Chairman
Michael Garnreiter
Matthew McBrady

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is, or was during or prior to fiscal 2018, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Patrick W. Smith	2018	$70,027	(5)	$—		$—	$245,953,429	$—	$3,254	$246,026,710
Chief Executive Officer	2017	350,000		—		3,403,775	—	—	11,900	3,765,675
	2016	350,000		—		1,178,750	—	—	11,878	1,540,628

Luke S. Larson	2018	325,000		—		—	—	191,624	12,604	529,228
President	2017	325,000		300,000		2,849,986	—	108,371	14,859	3,598,216
	2016	272,917		—		437,500	—	122,477	16,819	849,713

Jawad A. Ahsan	2018	300,000		200,000	(6)	299,984	—	255,499	1,504	1,056,987
Chief Financial Officer	2017	225,850		70,000		2,400,024	—	121,138	934	2,817,946

Joshua M. Isner	2018	275,000		21,000	(6)	—	—	1,412,852	20,850	1,729,702
Chief Revenue Officer	2017	275,000		—		1,525,007	—	512,038	19,358	2,331,403
	2016	222,917		—		100,000	—	631,490	18,119	972,526

Douglas E. Klint	2018	300,000		—		—	—	255,499	9,787	565,286
Former EVP and General Counsel	2017	300,000		—		199,986	—	108,371	9,492	617,849
	2016	300,000		—		158,000	—	—	9,544	467,544

(1)
The amounts in this column reflect the aggregate grant date fair value for RSUs computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of these amounts are included in footnote 1 to our financial statements for the fiscal year ended December 31, 2018 within our Annual Report on Form 10-K filed with the SEC.

For performance share unit awards, the value included in this column represents the grant-date fair value assuming the performance measures are achieved at target level, which is considered the probable outcome. The grant-date fair value of the performance share awards assuming achievement of the maximum performance levels for Mr. Ahsan's 2018 award is approximately $600,000.
Historically, the Company's annual grant was in February of each year, but for 2018, shifted to the preceding December to better coincide with its internal budgeting process. The 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants were intended as 2018 compensation, because they were granted in December 2017, they were reflected as compensation for 2017 in the Summary Compensation Table. Amounts include $1,700,014, $749,992, $1,000,006, $500,003, and $99,991 for Messrs. Smith, Larson, Ahsan, Isner and Klint, respectively, for stock awards made on December 4, 2017 related to fiscal year 2018 target compensation. For 2019, awards were granted on January 2, 2019.

(2)
The amount reported as compensation for Mr. Smith represents the grant date fair value of options under the CEO Performance Award as computed in accordance with ASC Topic 718. Mr. Smith did not realize this amount in 2018 because vesting of the shares is entirely tied to achieving revenue, EBITDA and market cap performance milestones, which are described below. No options will vest simply through the passage of time, and to date, no options have vested.

The fair value of the options when the CEO Performance Award was approved by our Board and accepted by Mr. Smith in February 2018 was approximately $72.4 million. Due to a significant increase in the price of Axon's common stock between February 2018 and May 2018, when our shareholders approved the CEO Performance Award, the grant date fair value for accounting purposes increased to the amount disclosed in this Summary Compensation Table.

Axon Enterprise, Inc. | 2019 Proxy Statement | 33

The CEO Performance Award granted to Mr. Smith is an incentive for future performance in the form of a high-risk, high-reward compensation plan, and the value is realizable only if and when each set of market capitalization and operational goals are achieved and the options vest associated with each tranche.
The grant is intended to compensate Mr. Smith over a ten year term and will become vested as to all options subject to it only if our market capitalization increases to $13.5 billion and twelve operational goals are achieved during the ten year term of the award. 1/12th of the total number of options in the grant will become vested and exercisable each time: (i) Company market capitalization increases by $1 billion above the February 2018 market capitalization of approximately $1.5 billion; and (ii) one of sixteen operational goals tied to revenue and adjusted EBITDA are attained, subject to Mr. Smith’s continued service to the Company at each such vesting event. If any options have not vested by the end of the ten year term of the award, they will be forfeited and Mr. Smith will not realize the value of such options. As of the date of this filing, no sets of vesting milestones (a market capitalization goal paired with an operational goal) for this grant have been achieved and no shares subject to this grant have vested. The amounts and timing of compensation realized by Mr. Smith for the CEO Performance Award will differ from the amount reported here pursuant to the requirements for the Summary Compensation Table.
See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

(3)
In 2018, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around bookings and other operating measures. Their 2018 incentive compensation was provided in the form of cash payouts, which were paid in February 2019. In 2017, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2017 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2018. In 2016, all the Company’s then NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2016 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2017. Amounts for Mr. Isner represent commissions and, for 2017 and 2018, cash incentives earned upon completion of certain leadership development courses.

(4)	Unless otherwise noted, other compensation consists of matching contributions made to 401(k) and contributions to health savings accounts.

(5)
The amount paid to Mr. Smith for 2018 represents his existing salary level through February 28, 2018 and $24,000 annually thereafter consistent with the minimum wage requirements of Arizona law and the CEO Performance Award.

(6)	The amounts paid to Mr. Ahsan and Mr. Isner represented one-time discretionary performance bonuses awarded in 2018.
PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

The Company's compensation practices and programs are designed with the goal of ensuring compensation programs are fair, equitable, globally compliant and are aligned with its business objectives. Our CEO, Patrick W. Smith, has agreed to a compensation arrangement in the CEO Performance Award, which was approved by shareholders in May 2018, that vests based solely on attainment of both market capitalization and internal operational goals. We are providing a ratio of (i) Mr. Smith's 2018 annual total compensation to (ii) the median of the 2018 annual total compensation of all Axon employees, other than Mr. Smith calculated pursuant to the disclosure requirements of the Summary Compensation Table above as if all of our employees were named executive officers. For purposes of the Summary Compensation Table and the ratio calculated below, we are required to report pursuant to applicable SEC rules any stock option grants to Mr. Smith at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by ASC 718. There may be a significant disconnect between what is reported as compensation for Mr. Smith in a given year in the Summary Compensation Table and the value actually realized as compensation in that year or over a period of time. Moreover, the compensation reported for the CEO Performance Award granted to Mr. Smith is an incentive for future performance over the course of ten years in the form of a high risk, high reward compensation plan, and the value is realizable only if and when each set of market capitalization and operational goals are achieved. As of the date of this filing, no vesting milestones for this grant have been achieved and no shares subject to this grant have vested. See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

Axon Enterprise, Inc. | 2019 Proxy Statement | 34

Mr. Smith’s annual total compensation, as reported in the Summary Compensation Table, for 2018 was $246,026,710, and the median 2018 annual total compensation of all other employees was $95,157. Consequently, the applicable ratio of such amounts for 2018 was 2,585:1.

Our methodology for identifying the median of the 2018 annual total compensation for each of our employees other than Mr. Smith was as follows:

•
We determined that as of December 31, 2018, Axon and all of our subsidiaries had 1,155 qualifying individuals (full-time, part-time and temporary employees other than Mr. Smith), of which 11% were based outside of the U.S. and 19% were production line employees.

•	We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.

•
We applied the requirements and assumptions required for the table in the Summary Compensation Table for each of such individuals as if he or she was a named executive officer to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

•	We converted any payment earned or paid in a foreign currency to U.S. dollar using the average of the prevailing conversion rates for the month of December 2018.

•	We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.
2018 GRANTS OF PLAN-BASED AWARDS
The following table shows information about awards made under various compensation plans during 2018:

			Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards			Exercise price of options awards ($/share)	Grant date fair value of stock and option awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Patrick W. Smith	2/26/18	(2)	—	—	—		530,488	6,365,856	6,365,856	$28.58	245,953,429
Luke S. Larson			75,000	150,000	225,000	(4)	—	—	—	—	—
Jawad A. Ahsan	5/3/18	(3)	—	—	—		3,620	7,239	14,478	—	299,984
			100,000	200,000	300,000	(4)	—	—	—	—	—
Joshua M. Isner			—	665,000	—	(5)	—	—	—	—	—
Douglas E. Klint			100,000	200,000	300,000	(4)	—	—	—	—	—

(1)
Grant date fair value of RSUs and options, computed in accordance with stock-based compensation accounting rules (ASC 718). The fair value of each RSU is the closing price of our common stock on the date of grant. The assumptions used in the calculations of the grant date fair value for option awards are included in Note 1 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2018.

(2)
The approval date of this award was May 24, 2018. This grant is intended to compensate Mr. Smith over its ten-year term and will become vested as to all shares subject to it only if both market capitalization and internal operational goals are attained during such ten year period. 1/12th of the total number of shares subject to the options will become vested and exercisable upon certification by the Board of Directors that both: (i) one of the market capitalization goals is achieved; and (ii) one of sixteen specified internal operational goals relating to financial results is attained, subject to Mr. Smith’s continued service at each such vesting event. If any tranches have not vested by the end of the ten-year term of the award, they will be forfeited and Mr. Smith will not realize the value of such shares. As of the date of this filing, none of the

Axon Enterprise, Inc. | 2019 Proxy Statement | 35

operational goals for this grant have been achieved and no options subject to this grant have vested. See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

(3)
The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate compared to target for the three-year period ending December 31, 2020. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executive will receive additional PSUs, up to a maximum of 200% of target.

(4)
Payouts under the 2018 annual cash incentive plan are based on the achievement of annual financial goals, including goals related to: total booked contract value; new booked seats; EBITDA; increase in net promoter score; increase in customer engagement with the Axon network; percentage of U.S. customers on a CEW service plan; and top 1200 customer churn. Actual awards earned in 2018 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(5)
Mr. Isner was eligible for commissions based on bookings growth for the Company. There was no maximum amount related to these commissions. Actual commissions earned in 2018 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END
The following table includes certain information with respect to all outstanding equity awards previously awarded to the NEOs as of December 31, 2018.

	Option Awards				Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick W. Smith	6,365,856	(1)	28.58	2/26/28
					57,258	(2)	2,505,038	40,032	(3)	1,751,400
					15,154	(4)	662,988	62,241	(5)	2,723,044
					9,393	(6)	410,944
					5,533	(7)	242,069
Luke S. Larson	—		—	—
					30,135	(2)	1,318,406	16,013	(3)	700,569
					14,728	(8)	644,350	24,896	(5)	1,089,200
					4,038	(4)	176,663
					22,690	(6)	992,688
					4,150	(7)	181,563
Jawad A. Ahsan	—		—	—
					44,445	(9)	1,944,469	6,667	(3)	291,681
					11,066	(7)	484,138	24,896	(5)	1,089,200
					—		—	7,239	(10)	316,706
Joshua M. Isner	—		—	—
					12,054	(2)	527,363	5,004	(3)	218,925
					5,892	(8)	257,775	16,598	(5)	726,163
					12,013	(6)	525,569
					2,766	(7)	121,013
Douglas E. Klint	—		—	—	—		—	—		—

(1)
This grant is intended to compensate Mr. Smith over its ten-year term and will become vested as to all shares subject to it only if both market capitalization and internal operational goals are attained during such ten year period. 1/12th of the total number of shares subject to the options will become vested and exercisable upon certification by the Board of Directors that both: (i) one of the market capitalization goals is achieved; and (ii) one of sixteen specified internal operational goals relating to financial results is attained, subject to Mr. Smith’s continued service at each such vesting event. If any tranches

Axon Enterprise, Inc. | 2019 Proxy Statement | 36

have not vested by the end of the ten-year term of the award, they will be forfeited and Mr. Smith will not realize the value of such shares. As of the date of this filing, none of the operational goals for this grant have been achieved and no options subject to this grant have vested. See “Executive Compensation — Compensation Discussion and Analysis — Our Compensation Programs — CEO Performance Award” above.

(2)
These stock awards are performance based. The number of shares that ultimately vested was based on the compounded annual revenue growth rates for the total Company (50% of target shares) and Software and Sensors segment (50% of target shares) compared to target for the three-year period ending December 31, 2018. Based upon the performance achieved, the number of shares that vested in February 2019 were 186.6% of target, which has been presented in the above table.

(3)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (50% of target shares) and its compounded annual international bookings growth rate (50% of target shares) both compared to target for the three-year period ending December 31, 2019. These stock awards are scheduled to vest in February 2020. The number of unvested shares presented equals the target shares.

(4)	These stock awards vest at annual intervals over a three-year period and became fully vested in February 2019.

(5)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (80% of target shares) and its compounded annual EBITDA growth rate (20% of target shares) both compared to target for the three-year period ending December 31, 2020. These stock awards are scheduled to vest in February 2021. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-Based Incentive Plans” section above for further information about these awards.

(6)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2019.

(7)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2020.

(8)	These stock awards vest at annual intervals over a five-year period and become fully vested in February 2020.

(9)	This stock award vests at annual intervals over a five-year period and becomes fully vested in April 2022.

(10)
This stock award is performance-based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate compared to target for the three-year period ending December 31, 2019. This stock award is scheduled to vest in February 2020. The number of unvested shares presented equals the target shares.

2018 OPTION EXERCISES AND STOCK VESTED
The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)
Patrick W. Smith	518,397	$22,731,332	73,716	$2,684,107
Luke S. Larson	—	—	72,428	3,028,476
Jawad A. Ahsan	—	—	16,643	712,523
Joshua M. Isner	—	—	26,135	1,040,385
Douglas E. Klint	25,000	1,628,250	15,353	571,298

Axon Enterprise, Inc. | 2019 Proxy Statement | 37

2018 NON-QUALIFIED DEFERRED COMPENSATION
On July 1, 2013 the Company adopted the TASER International, Inc. Deferred Compensation Plan ("DCP"). The DCP allows eligible executives, key employees and non-employee directors through which participants may elect to defer the receipt and taxation of a portion of their compensation. Compensation, as defined in the DCP, is comprised of base salary, bonus, commission, director fees, and such other cash or equity-based compensation approved by the Compensation Committee. Participants may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times in amounts deferred pursuant to the DCP. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the plan.
The following table provides information on NEO and Director participation in the DCP:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Patrick W. Smith	—	—	433,141	(665,945)	1,101,100
Joshua M. Isner	77,808	3,112	(28,009)	—	307,845

(1)	The amounts included in the table as executive contributions and registrant contributions in the last fiscal year were all reported as compensation in 2018 in the Summary Compensation Table.

(2)
The Company does not make discretionary payments to the plan, but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the deferred compensation plan.

(3)
Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2018 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.

Axon Enterprise, Inc. | 2019 Proxy Statement | 38

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Pursuant to the employment agreements, the Company may terminate each of the NEOs with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, termination for good reason, or termination following a change in control of the Company (i.e., double-trigger). Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 12 months after termination of employment. For Mr. Smith, benefits are determined pursuant to the CEO Performance Award.
The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain NEOs.
The table below depicts the severance payable to each under the conditions indicated:

	Termination	Termination without Cause	Termination due to
Name	with Cause	or for Good Reason	Change in Control	Death or Disability
Luke S. Larson	Earned but unpaid salary and benefits	12 months salary; earned but unpaid bonuses	36 months salary; earned but unpaid bonuses	18 months salary; earned but unpaid bonuses
Jawad A. Ahsan	90 days salary	24 months salary; earned but unpaid bonuses	36 months salary; earned but unpaid bonuses	18 months salary; earned but unpaid bonuses
Joshua M. Isner	Earned but unpaid salary and benefits	12 months salary; earned but unpaid commissions	36 months salary; earned but unpaid commissions	18 months salary; earned but unpaid commissions
Douglas E. Klint	Earned but unpaid salary and benefits	12 months salary; earned but unpaid bonuses	36 months salary; earned but unpaid bonuses	18 months salary; earned but unpaid bonuses
For all NEOs, all non-vested RSUs and PSUs may immediately vest at target levels and restrictions would lapse. Accelerated vesting conditions are as follows:

•	Termination with cause: no accelerated vesting

•	Termination without cause or for Good Reason and Termination due to Death or Disability: except for Mr. Smith, acceleration of time-based awards.

•	Termination following a Change in Control: except for Mr. Ahsan, acceleration of all awards (both performance-based and time-based). For Mr. Ahsan, only time-based awards would accelerate.
For Mr. Smith, additional accelerated vesting conditions pursuant to the CEO Performance Award are as follows:

	Termination	Termination
Name	with Cause	without Cause	Change of Control	Death or Disability
Patrick W. Smith	Any tranches of the CEO Performance Award for which the operational and market capitalization goals have been achieved as of the last date of employment are immediately vested
CEO Performance Award operational goals are disregarded and market capitalization is calculated as of the last date of employment; next unattained tranche will partially vest on a prorated basis by comparing the six-month market capitalization to the goal

CEO Performance Award operational goals are disregarded and an alternative market capitalization calculation is utilized for purposes of determining attainment of unvested tranches, plus one additional tranche
Any tranches of the CEO Performance Award for which the operational and market capitalization goals have been achieved as of the last date of employment are immediately vested

Axon Enterprise, Inc. | 2019 Proxy Statement | 39

The table below reflects the severance compensation that would be provided to each of the NEOs of the Company assuming the termination of such executive’s employment occurred on December 31, 2018.

Named Executive Officer	Voluntary Termination By Executive	Termination with Cause	Termination without Cause or for Good Reason (1)	Change of Control (1)	Death or Disability (1)
Patrick W. Smith (2)	$—	$—	$15,914,000	$23,215,782	$—
Luke S. Larson	—	—	2,511,887	5,658,218	2,674,387
Jawad A. Ahsan	—	73,973	3,284,105	3,584,105	3,134,105
Joshua M. Isner	—	—	1,649,300	3,427,013	1,786,800
Douglas E. Klint	—	—	555,499	1,155,499	705,499

(1)
Includes the intrinsic value of non-vested performance stock options under the CEO Performance Award which would immediately vest and become exercisable as well as the value of non-vested PSUs and RSUs which would immediately vest and restrictions would lapse. For Mr. Smith, all RSUs accelerate only upon a termination following a change of control.

The value of RSU acceleration is equal to the $43.75 closing market price of shares of the Company’s common stock on December 31, 2018, multiplied by the number of units that would accelerate.
The following table shows the value of the accelerated RSU and PSU vesting as described above. As described above, performance-based awards accelerate only upon termination due to change of control.

Named Executive Officer	Total Time- Based Award Acceleration	Total Performance- Based Award Acceleration	Total Acceleration
Patrick W. Smith	$1,316,000	$5,816,913	$7,132,913
Luke S. Larson	$1,995,263	$2,496,331	$4,491,595
Jawad A. Ahsan	2,428,606	—	2,428,607
Joshua M. Isner	904,356	1,227,713	2,132,070
Douglas E. Klint	—	—	—

(2)
Amounts for Mr. Smith consist of the value of the accelerated vesting of performance stock options under the CEO Performance Award, and, for a termination following a change in control, accelerated vesting of outstanding RSUs and PSUs.

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditor. The independent auditor reports directly to the Audit Committee.
The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory

Axon Enterprise, Inc. | 2019 Proxy Statement | 40

requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.
Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditor and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.
In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether any non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.
The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings letters and information related thereto.
During fiscal year 2018, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.
In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in the independent public accounting firm’s report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2019.
February 27, 2019
The Audit Committee:
Michael Garnreiter, Chairman
Matthew McBrady
Julie Cullivan
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

Axon Enterprise, Inc. | 2019 Proxy Statement | 41

PROPOSALS
Overview of Proposals

This proxy statement contains five proposals requiring shareholder action.

•	Proposal No. 1 requests the election of the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified.

•	Proposal No. 2 requests that shareholders vote to approve, on an advisory basis, the compensation of the Company's named executive officers.

•	Proposal No. 3 requests the ratification on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

•	Proposal No. 4 requests that shareholders vote to approve an amendment to the Company's Certificate of Incorporation to declassify the Board of Directors.

•
Proposal No. 5 is a shareholder proposal that the Board take the necessary steps to remove the super-majority vote requirement to approve amendments to the Company's Charter and Bylaws, and to replace with a simple majority vote requirement.

Each proposal is discussed in more detail below.
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Board is elected by and accountable to the shareholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company except for those matters reserved to, or shared with, the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Election Process
The Board is currently comprised of eight directors. The directors are divided into three classes comprised as follows: two directors in Class A, three directors in Class B, and three directors in Class C. One class is elected each year for a three-year term and until their successors are elected and qualified. The classes of prospective directors will be determined upon appointment.
The two director nominees in Class A are up for nomination at the 2019 Annual Meeting. These directors would serve regular three-year terms until the annual meeting of shareholders in 2022, or until their respective successors are elected and qualified. These Class A directors are: Michael Garnreiter and Hadi Partovi.
The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the Board to fill such vacancy.
Unless marked otherwise, signed proxies received will be voted FOR the election of each of the nominees.
The Board of Directors recommends a vote FOR the election of Michael Garnreiter and Hadi Partovi.

Axon Enterprise, Inc. | 2019 Proxy Statement | 42

Vote Required
For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the two nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the two director nominees with the most votes will be elected. Votes to withhold and broker non-votes will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors.

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PROPOSAL NO. 2 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “say on pay”):
RESOLVED, that the shareholders of Axon Enterprise, Inc. hereby approve the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.
Background on Proposal
In accordance with the requirements of Section14A of the Exchange Act and related SEC rules, shareholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to: attract and retain talent, link annual incentive compensation to our financial results produced during year, and link long term compensation in the form of stock awards to Company performance and enhancement of shareholder value. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2018, please refer to the Compensation Discussion and Analysis. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures), provide additional information about the compensation that we paid to our NEOs in 2018.
In addition, at our 2017 Annual Meeting of Shareholders, the shareholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a frequency vote is required to be held at least once every six years). In light of these results, the Company’s Board of Directors decided to hold its future advisory votes on the compensation of named executive officers annually until the next frequency vote, which will be held on or before our 2023 Annual Meeting.
Effects of Advisory Vote
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Overview and Summary; Consideration of Prior Year Say on Pay Vote
The Company believes in competitive compensation aligned with the values, objectives and financial performance of the Company. In 2018, 2017 and 2016, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging, but achievable. With the exception of the CEO Performance Award, for the years 2018, 2017, and 2016, performance-based targets were achieved.
At the 2018 Annual Meeting of Shareholders (“2018 Annual Meeting”), we presented to shareholders, for advisory approval, the Company’s executive compensation (“Say on Pay”). Of the 37.0 million votes cast on the Say on Pay vote (including abstentions), 97% were favorable for our Say on Pay resolution. The Compensation Committee considered this a favorable outcome and believed it conveyed our shareholders' support of the Compensation Committee’s decisions and existing executive compensation programs.

Our compensation opportunities for our named executive officers are predominantly delivered in the form of performance-based awards, including equity-based awards, which are designed to promote incentives that are aligned with long-term stockholder interests. It is the Committee’s intent that the total compensation for our NEOs be competitive to attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

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Unless marked to the contrary, proxies received will be voted FOR approval of the advisory vote on executive compensation.
The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above regarding the compensation of our named executive officers.

Vote Required
For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of share of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2019. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our shareholders on our independent auditors.
If the shareholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.
If the appointment is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2019 will stand, unless the Audit Committee finds other good reason for making a change.
Audit and Non-Audit Fees
The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees	$1,204,190	$1,413,067
Audit-Related Fees	—	—
Tax Fees	—	35,513
All Other Fees	—	—
	$1,204,190	$1,448,580
Audit Fees: Consisted of fees billed for professional services rendered for the audit of Axon Enterprise, Inc.’s financial statements, fees billed related to Sarbanes-Oxley 404 review and services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees.
Audit-Related Fees: Audit-related fees related to professional services that are reasonably related to the performance of the audit or review of Axon's consolidated financial statements. No such services were rendered during the years ended December 31, 2018 or 2017.

Tax Fees: Consisted of fees billed principally for services provided in connection with worldwide tax consulting and planning services. No such services were rendered during the year ended December 31, 2018.

All Other Fees: All other fees related to services not included in the categories above, including services related to other regulatory reporting requirements. No such services were rendered during the years ended December 31, 2018 or 2017.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.
Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

•
Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, services associated with SEC registration statements, periodic reports, SEC reviews and other documents filed with the SEC or other documents issued in connection with securities offerings.

•
Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

•
Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

The Company’s CFO has the authority to engage the Company’s independent registered public accounting firm for amounts less than $5,000. There were no audit–related fees, tax fees or other fees in 2018.
The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Vote Required
For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of share of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 4 - AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Our Board of Directors has adopted resolutions proposing to amend Section 5 of the Company’s Certificate of Incorporation (the “certificate of incorporation”) to declassify the Board of Directors over a three-year period commencing at the 2020 annual meeting of shareholders.
General Information on the Proposed Amendment
Pursuant to Section 5 of our certificate of incorporation, the Board of Directors is divided into three classes, designated Class A, Class B and Class C. Each class consists, as nearly equal in number as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with each class of directors elected to serve three-year staggered terms of office. If the proposed amendment is adopted at the annual meeting, the classified (three-year, staggered term) board structure would be phased out, and the annual election of the entire Board of Directors for a one-year term would be phased in over a three-year period commencing at the 2020 annual meeting of shareholders and concluding at the 2022 annual meeting of shareholders. If the proposed amendment is adopted, from and after the 2020 annual meeting of shareholders, each member of the Board of Directors whose term expires would be elected to serve an annual (one-year) term.
If adopted, the proposed amendment would not affect the nominees for director who are elected at this annual meeting, and the term of office of such directors would expire at the 2022 annual meeting of shareholders (see Proposal No. 1 - Election of Directors). Therefore, directors who are elected at this annual meeting would be the final class of directors elected to serve for a three-year term. If adopted, the proposed amendment would not affect the term of any director currently serving in a class who was elected prior to this meeting, each of whom will complete his or her three-year term expiring at the 2020 annual meeting of shareholders or the 2021 annual meeting of shareholders, as applicable. If the proposed amendment is adopted, nominees elected at the 2020 annual meeting of shareholders would become the first group of directors elected to serve for an annual (one-year) term, and nominees elected at all annual meetings subsequent to the 2020 annual meeting of shareholders also would be elected to serve for an annual (one-year) term expiring at the immediately following annual meeting.
Considerations and Reasons for the Proposed Amendment
Our Board of Directors resolved to adopt and recommend the proposed amendment following the overwhelming support of the Company’s shareholders at the 2018 Annual Meeting of Shareholders for the non-binding advisory vote in favor of a shareholder proposal that the Board of Directors initiate a process to elect directors annually. Our Board also conducted a careful assessment of the risks and benefits of board declassification, which are described below, and reviewed the classified board structure in relation to the director election policies and practices that continue to evolve at S&P 500 and NASDAQ-listed companies.
In developing the proposed amendment, our Board of Directors considered the growing sentiment, particularly in the institutional investor community, favoring the annual election of directors. An increasing number of large companies provide for the annual election of directors, and many shareholders perceive that annual elections improve director accountability. In addition, proxy advisory firms, such as Institutional Shareholder Services, generally view declassification as a good corporate governance practice. Our Board of Directors concluded that it can continue to effectively oversee the management and protect the best interests of the Company and its shareholders under an annual-term election system.

Our Board of Directors also considered the benefits of maintaining a classified board structure, which enhances stability and continuity with respect to the development and implementation of our Company’s long-term operating strategy and the successful execution of management’s strategic plan, and also helps to ensure that a majority of incumbent directors always have institutional knowledge and experience as directors of our Company. Our Board of Directors believes that a classified board structure provides an important measure of protection against unsolicited (or hostile) takeover attempts and tactics focusing on short-term financial gains, which may not be in the best long-term interests

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of all of the Company’s shareholders. Our Board further believes that a classified board structure provides directors with the time necessary to: fully evaluate the adequacy and fairness of any unsolicited takeover proposal; communicate with shareholders in a thoughtful, deliberate and fully informed manner regarding the merits and risks of an unsolicited takeover or change-in-control transaction and any strategic or financial alternatives that the Board of Directors believes are in the best interests of our Company and shareholders; deter certain manipulative and coercive takeover and change-in-control tactics; negotiate with enhanced bargaining power on behalf of all shareholders; and carefully weigh all strategic and financial alternatives to create value for all shareholders without the threat of the imminent removal of a majority or all of our Company’s directors by a single large shareholder or group of shareholders. When a board is not classified, the entire board can be replaced at a single annual meeting. Accordingly, if the proposed amendment is adopted, it would be easier for one or more shareholders holding a significant number of outstanding shares to seek to replace a majority of our Company’s directors, or the entire Board of Directors at once, whether or not in tandem with an acquisition proposal or offer for all of the Company’s shares and irrespective of the long- or short-term interests and objectives of such shareholder or shareholders.
Although our Board of Directors believes it is important to maintain appropriate defenses against potential inadequately priced, inopportunely timed, and coercive or manipulative takeover bids and tactics, it also believes it is vitally important to maintain shareholder confidence in the actions, decisions, policies and priorities of our Board of Directors by demonstrating that our Company’s directors listen carefully to the views, concerns and recommendations expressed by, and understand that they are accountable to, our shareholders. Accordingly, our Board of Directors has carefully considered the relative benefits and detriments of declassifying the Board of Directors and, for the reasons described above, our Board of Directors: has determined it is in the best interests of our shareholders to declassify the Board; has approved resolutions setting forth the proposed amendment to Section 5 of the certificate of incorporation; has resolved to submit the proposed amendment to shareholders for their consideration and adoption at this meeting; and has recommended that shareholders vote to adopt the proposed amendment.
Text of the Proposed Amendment to the Certificate of Incorporation
The general description of the proposed amendment to the certificate of incorporation set forth above is qualified in its entirety by reference to the complete text of the amendment, which is attached as Annex A to this proxy statement.

If the proposed amendment is adopted at the 2019 annual meeting, it will become effective upon the filing by the Company with the Secretary of State of the State of Delaware of a certificate of amendment to the certificate of incorporation currently in effect.

Unless otherwise instructed, proxy holders will vote the proxies received by them FOR this proposal.
The Board of Directors recommends that the shareholders vote FOR the adoption of the proposed Amendment to Section 5 of our Certificate of Incorporation, as described above and as set forth in Annex A to this Proxy Statement.

Vote Required
For Proposal No. 4, the affirmative vote of the holders of 75% of the outstanding shares of our common stock is necessary to adopt the proposed amendment to our certificate of incorporation. Unless otherwise instructed, proxy holders will vote the proxies received by them FOR this proposal. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Axon Enterprise, Inc. | 2019 Proxy Statement | 49

PROPOSAL NO. 5 - SHAREHOLDER PROPOSAL TO REMOVE
SUPER-MAJORITY VOTING REQUIREMENT

Axon has been advised that Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who has indicated he is a beneficial owner of at least $2,000 in market value of Axon's common stock, intends to submit the following proposal at the Annual Meeting:

RESOLVED, Axon Enterprise, Inc. ("Axon" or "Company") shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statement: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Large funds, such as BlackRock, SSgA and Northern Trust generally support elimination of supermajority requirements, since most view them as an entrenchment device for management.

This proposal topic won from 59.2% to 80.1% of the vote at Kaman, DowDuPont, Salseforce.com and Ryder System in early 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy's, Ferro Arconic, and Cognizant Technology Solutions.

Last year 67.3% of shares at Axon voted in favor of our proposal to move to annual elections for directors, although as of November our Company has not done so.

Currently 1% of shares can frustrate the will of shareholders casting 74% of shares in favor. In other words 1% of shares could have the power to prevent shareholders from improving our corporate governance.

                      Please vote again to enhance shareholder value: Simple Majority Vote - Proposal No. 5

Company's Response to Proposal No. 5

The general voting standard for matters presented at any meeting of shareholders (other than the election of directors) is, assuming a quorum is present or represented, a majority of the votes properly cast for and against such matter, except where a higher voting standard is required by law, by the Company’s Certificate of Incorporation or Bylaws (the “general standard”).

The Company’s Certificate of Incorporation and Bylaws contain certain provisions requiring a higher voting standard than the general standard (“super-majority provisions”). The super-majority provisions in the Company’s Certificate of Incorporation relate to proposals by shareholders to (i) amend or repeal, or to adopt any provision inconsistent with Section 5 of the Company’s Certificate of Incorporation (relating to the number, classification and terms of the Board of Directors and removal of a director from office) and (ii) amend the Company’s Bylaws and Section 6 of the Certificate of Incorporation (relating to amendment of the Bylaws by shareholders and actions by shareholders).

These super-majority voting provisions have been part of the Company’s Certificate of Incorporation for many years and were originally designed to ensure that the interests of all shareholders were adequately represented in the event any of the actions contemplated by these provisions were to occur, in particular, by protecting the stability and continuity of the Board of Directors and ultimately shareholder value.

On the other hand, the Board of Directors is aware that some shareholders oppose super-majority provisions

Axon Enterprise, Inc. | 2019 Proxy Statement | 50

because they may limit the ability of holders of a majority of our common stock to effect changes they desire. In fact, in response to concerns previously expressed by certain shareholders about the super-majority provisions in the Company’s Certificate of Incorporation, at the Company’s 2016 Annual Meeting management proactively presented, following the approval and recommendation of the Board of Directors, a proposal to amend the Company’s Certificate of Incorporation to remove the requirement of a super-majority vote to approve amendments to the Company’s Certificate of Incorporation and Bylaws. Although this proposal received the favorable vote of a slight majority (approximately 50.5%) of the shares of common stock outstanding on the record date for the 2016 Annual Meeting, it fell far short of the super-majority standard required to approve such amendment.

The Board of Directors does not support Proposal No. 5 because it disagrees with certain statements made in the proposal. For example, Proposal No. 5 states that 67.3% of shares of the Company voted in favor of a shareholder proposal at the 2018 Annual Meeting to move to annual elections of directors, but that the Company has not done so. Aside from not being relevant to subject matter of Proposal No. 5, in August 2018 the Board of Directors approved an amendment to the Company’s Certificate of Incorporation to de-stagger the Board of Directors and move to annual elections of directors. This amendment necessarily requires the approval of the Company’s shareholders, which the Board of Directors is seeking at this Annual Meeting (see Proposal No. 4). The Board of Directors respectfully disagrees with the insinuation the Company is not responsive to shareholder concerns. In addition, Proposal No. 5 states that 1% of shares of the Company can prevent shareholders from improving the Company’s corporate governance. This statement is misinforming because it applies to any voting standard. For example, where the outcome of any vote falls short of the vote required for passage by less than 1%, a shareholder holding 1% of shares could swing the voting outcome regardless of whether the voting standard is 33.33%, 50%, 66 2/3% or 75%. Similarly, where the outcome of any vote falls short of the vote required for passage by more than 1%, a shareholder holding 1% of shares cannot alter the outcome regardless of whether the voting standard is 33.33%, 50%, 66.23% or 75%.

However, the Board of Directors does not oppose Proposal No. 5 because the Board of Directors proactively recommended a similar management proposal to shareholders at the Company’s 2016 Annual Meeting in response to dialogue with its shareholders.

Accordingly, the Board of Directors is not recommending a vote for or against Proposal No. 5. Rather, the Board of Directors is interested in the viewpoints of the Company’s shareholders and will evaluate the voting results of Proposal No. 5 in determining what actions it will take. This evaluation will include considering: the voting results of this Proposal No. 5; the prior vote of shareholders on a similar proposal recommended by the Board of Directors at the Company’s 2016 Annual Meeting; and that the super-majority voting provisions, which the Board of Directors believes are favored by some shareholders to protect the stability and continuity of the Board of Directors and ultimately shareholder value, have been part of the Company’s Certificate of Incorporation for many years.

For Proposal No. 5, the Board of Directors will vote signed proxies in accordance with your instructions. Because the Board of Directors does not recommend for or against the shareholder proposal, proxies signed but where no voting instruction is indicated will not be voted for or against Proposal No. 5.

Vote Required
For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of share of common stock properly cast for or against the proposal, in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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OTHER MATTERS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to possible future market prices, market capitalization levels for Axon common stock and Axon's results of operations, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Axon and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Axon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which accompanies this proxy statement.

Axon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In the event that Axon does update any forward-looking statement, no inference should be made that Axon will make additional updates with respect to that statement, related matters or any other forward-looking statements.
SHAREHOLDER PROPOSALS
To be eligible for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 20, 2019 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
Shareholders may bring business before an annual meeting of shareholders that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director) only if the shareholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before an annual meeting of shareholders by a shareholder that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director), notice of the proposed business must be given to the Corporate Secretary of the Company in writing no later than 60 days before the annual meeting of shareholders or (if later) ten days after the first public notice of the meeting is sent to shareholders.
The notice to the Company’s Corporate Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the shareholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of common stock of the Company directly or beneficially owned by the shareholder; (c) any interest of the shareholder in the proposed business; (d) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of common stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Exchange Act or successor regulation, and

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a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and Annual Report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a shareholder is receiving multiple copies of the proxy statement and Annual Report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is available to shareholders without charge upon request to: Investor Relations, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 31, 2019
The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2018 Annual Report and this proxy statement, are available over the Internet by accessing the investor relations page of the Company’s website at http://investor.axon.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary

April 16, 2019

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ANNEX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AXON ENTERPRISE, INC.

Axon Enterprise, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Law”),
DOES HEREBY CERTIFY:
1.    That the name of this corporation is Axon Enterprise, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on January 5, 2001 under the name Taser International, Inc.
2.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
1.The name of the corporation is Axon Enterprise, Inc. (the “Corporation”).
2.The street and the mailing address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
3.The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Law.
4.(a)    The Corporation is authorized to issue a total of 225,000,000 shares of two classes of stock: 200,000,000 shares of Common Stock, par value $.00001 per share; and 25,000,000 shares of Preferred Stock, par value $.00001 per share.
(b)    Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to any series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation.
(c)     The Board of Directors is authorized, subject to limitations prescribed by the Law and by the provisions of this Article 4, and to the approval of a majority of the Corporation’s independent and disinterested directors, to provide for the issuance of shares of Preferred Stock in series. The Board of Directors is further authorized to establish from time-to-time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:
(i)The number of shares in and the distinguishing designation of that series;
(ii)Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

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(iii)Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;
(iv)Whether shares of that series will be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;
(v)The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;
(vi)The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and
(vii)Any other rights, preferences and limitations of that series that are permitted by the Law.
(d)    No stockholder of the Corporation shall be entitled to any cumulative voting rights. The Board of Directors is authorized, subject to limitations prescribed by the Law, by resolution to create, issue and fix the terms of any preemptive or antidilution rights of any stockholder.
5.The number, classification and terms of the Board of Directors and the procedures to elect or remove directors and to fill vacancies on the Board of Directors shall be as follows:
(a)The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of the vote. In no event shall the number of directors that constitute the whole Board of Directors be less than three (3) or more than nine (9). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
~~(b)    The Board of Directors of the Corporation shall be divided into three (3) classes designated Class A, Class B and Class C, respectively, as nearly equal in number as possible, with each director in office at the time of such initial classification receiving the classification approved by a majority of the Board of Directors. The initial term of office of directors of Class A shall expire at the annual meeting of stockholders of the Corporation in 2001, of Class B shall expire at the annual meeting of stockholders of the Corporation in 2002, and of Class C shall expire at the annual meeting of stockholders of the Corporation in 2003, and in all cases a director shall serve until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 2001, each director elected to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article, a majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.~~
(b)Until the election of directors at the 2020 annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”), pursuant to Section 141(d) of the Law, the Board of Directors shall be divided into three classes of directors, Class A, Class B and Class C (each class as nearly equal in number as possible), with the directors in Class A having a term expiring at the 2022 Annual Meeting, the directors in Class B having a term expiring at the 2020 Annual Meeting and the directors in Class C having a term expiring at the 2021 Annual Meeting.
(c)Commencing with the election of directors at the 2020 Annual Meeting, pursuant to Section 141(d) of the Law, the Board of Directors shall be divided into two classes of directors, Class A and Class B, with the directors in Class A having a term that expires at the 2021 Annual Meeting and the directors in Class B having a term that expires at the 2022 Annual Meeting. The successors of the directors who, immediately prior to the 2020 Annual

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Meeting, were members of Class B (and whose terms expire at the 2020 Annual Meeting) shall be elected to Class A; the directors who, immediately prior to the 2020 Annual Meeting, were members of Class C (and whose terms were scheduled to expire at the 2021 Annual Meeting) shall become members of Class A for a term expiring at the 2021 Annual Meeting; and the directors who, immediately prior to the 2020 Annual Meeting, were members of Class A (and whose terms were scheduled to expire at the 2022 Annual Meeting) shall be members of Class B for a term expiring at the 2022 Annual Meeting.
(d)Commencing with the election of directors at the 2021 Annual Meeting, pursuant to Section 141(d) of the Law, there shall be a single class of directors, Class A, with all directors of such class having a term that expires at the 2022 Annual Meeting. The successors of the directors who, immediately prior to the 2021 Annual Meeting, were members of Class A (and whose terms expire at the 2021 Annual Meeting) shall be elected to Class A and the directors who, immediately prior to the 2021 Annual Meeting, were members of Class B (and whose terms were scheduled to expire at the 2022 Annual Meeting) shall become members of Class A for a term expiring at the 2022 Annual Meeting.
(e)From and after the election of directors at the 2022 Annual Meeting, the Board of Directors shall cease to be classified as provided in Section 141(d) of the Law, and the directors elected at the 2022 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.
~~(c)~~ (f)    Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by the Law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (ii) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Until the Board of Directors ceases to be classified pursuant to Section 5(e) above, each ~~Each~~ director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly-created directorship, shall receive the classification approved by a majority of the Board of Directors and shall hold office until the first meeting of stockholders held after his or her election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.
~~(d)~~ (g)    A director may be removed from office before the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of 66.67% of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class.
~~(e)~~ (h)    Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of 75% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.
6.(a)    All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by the Law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than 66.67% of the Voting Stock, voting together as a single class. Notwithstanding any other

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provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than 66.67% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.
(b)    Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders or by written consent of all (but not less than all) stockholders entitled to vote in lieu of such a meeting.
7.A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of any director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.
8.The Corporation may indemnify to the fullest extent not prohibited by law any person (an “Indemnified Person”) who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, in its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding. This Article 8 will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.
9.The election of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders.
10.The name and mailing address of the incorporator is Jeffrey S. Cronn, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon 97204.
* * *
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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of _________, 2019.

By:
Name:
Title:

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AXON ENTERPRISE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 30, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74092-P23468

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AXON ENTERPRISE, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Garnreiter
02) Hadi Partovi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors does not have a recommendation for voting on the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E74093-P23468

AXON ENTERPRISE, INC.
Annual Meeting of Shareholders
May 31, 2019 10:00 AM Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Patrick W. Smith and Douglas E. Klint, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AXON ENTERPRISE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Local Time on May 31, 2019, at the Company's headquarters at 17800 North 85th Street, Scottsdale, Arizona 85255 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side